UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 15, 2011
POTASH AMERICA, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-150775	41-2247537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8th Floor – 200 South Virginia Street, Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(775) 398-3019

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 15, 2011 Potash America, Inc., (“we”, “us”, “our”) entered into a Credit Facility Agreement. The lender has agreed to provide us with a line of credit in the amount of up to $200,000 wherein, within three business days after receipt of notice from us, the lender will advance amounts requested to our company. We shall use the advances to fund working capital and general corporate activities.  Pursuant to the terms of the Credit Facility Agreement, our company shall pay any outstanding amounts to the lender on demand. We may also repay the loan and accrued interest at any time without penalty. Amounts outstanding shall bear interest at the rate of 5% per annum.

Item 7.01	Regulation FD Disclosure.

On March 15, 2011 we entered into a non-binding letter of intent which, for a fee of $30,000, gives us the right to conduct due diligence on a potash property in Newfoundland, Canada until June 8, 2011.  Depending on the results of our due diligence, we will have the option to acquire 100% interest in the property.

Item 9.01	Financial Statements and Exhibits
10.1	Form of Credit Facility Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTASH AMERICA, INC.
/s/ Barry Wattenberg
Barry Wattenberg
President and Director

Date:	March 17, 2011